Exhibit 99.3
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients volume in metric tons)

Metric Tons (in thousands)*

	2009	2010	2011	2012	2013
January	11.3	13.0	12.0	31.4	35.2
February	13.7	11.4	13.1	35.9
March	21.4	17.5	17.7	37.3
April	11.8	10.4	13.6	32.5
May	13.4	14.6	14.8	36.9
June	16.0	16.5	18.0	34.9
July	12.2	12.5	14.3	34.0
August	14.6	13.8	16.1	30.6
September	15.2	16.5	16.5	32.0
October	12.4	12.5	29.6	28.9
November	12.8	11.8	30.8	33.2
December	12.2	14.2	29.6	26.8

12 Month Rolling Average (in thousands)*

	2009	2010	2011	2012	2013
January	16.7	14.1	13.6	20.5	33.2
February	16.4	13.9	13.8	22.4
March	16.7	13.6	13.8	24.0
April	16.3	13.4	14.1	25.6
May	15.9	13.5	14.1	27.4
June	15.4	13.6	14.2	28.8
July	15.2	13.6	14.4	30.5
August	14.9	13.5	14.6	31.7
September	14.5	13.6	14.6	33.0
October	14.4	13.6	16.0	32.9
November	14.2	13.6	17.6	33.1
December	13.9	13.7	18.8	32.9

*NOTE:  All information presented subsequent to September 2011 includes activity related to ISP, which was acquired on August 23, 2011.